Exhibit 99.1

Vivint Smart Home Announces CFO Transition

Company Appoints Dale R. Gerard Interim CFO; Search Process Underway for Permanent Successor

PROVO, Utah – October 15, 2019 – Vivint Smart Home, a leading smart home company, today announced that Mark Davies, Chief Financial Officer, will be stepping down from his role to pursue a CFO opportunity outside of the smart home industry.

Dale R. Gerard, currently Senior Vice President of Finance and Treasurer, will serve as interim CFO while the company conducts a comprehensive search. Vivint plans to retain a national search firm to assist with considering both internal and external candidates.

“Mark has created a talented and experienced finance team with a solid track record of growth and financial discipline,” said Todd Pedersen, CEO of Vivint Smart Home. “We thank him for his six years with the company and wish him the best in his next role.”

“Dale has my full trust and confidence as he steps into this new role,” continued Pedersen. “Dale has been spearheading our financial planning and investor engagement for the past nine years, and there is no one better equipped to ensure a smooth transition as we conduct our search for a permanent successor.”

Since 2010, Mr. Gerard has led Finance, Treasury and Investor Relations at Vivint Smart Home. Before Vivint, he worked as the Assistant Treasurer and Director of Finance at American Commercial Lines and was Senior Treasury and Financial Analyst at Wabash National Corporation. Mr. Gerard earned his bachelor’s degree in Accounting and his MBA from Purdue University. He is also a Certified Treasury Professional.

About Vivint Smart Home Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves more than 1.5 million customers throughout the U.S. and Canada. For more information, visit www.vivint.com.

Forward-Looking Statements

This press release includes certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the transition of the Company’s Chief Financial Officer role and the Company’s plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed in “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2018 (the “Form 10-K/A”) and the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the fiscal quarter ended March 31, 2019, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the smart home and security industry and product introductions and promotional activity by our competitors;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	cost increases or shortages in smart home and security technology products or components;

•	the introduction of unsuccessful new Smart Home Services;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•

the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and the Company’s ability to successfully compete in retail sales channels; and

•	risks related to the Company’s exposure to variable rates of interest with respect to its revolving credit facility and term loan facility.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Press Release are more fully described in the “Risk Factors” section of the Form 10-K/A and the Form 10-Q, each as filed with the Securities and Exchange Commission (the “SEC”), as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC, and are accessible on the SEC’s website at www.sec.gov. The risks described herein or in the “Risk Factors” sections of the Form 10-K/A and Form 10-Q are not exhaustive.

The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Chris Mammone

The Blueshirt Group

310.654.4212

IR@vivint.com